UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2007

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2007, Williams Production RMT Company (the "Counterparty"), a wholly-owned subsidiary of The Williams Companies, Inc., entered into a Credit Agreement among the Counterparty, Williams Production Company, LLC ("WPC"), the banks from time to time parties thereto (the "Banks"), Citibank, N.A., as administrative agent, Citigroup Energy Inc., as computation agent, and Calyon New York Branch, as collateral agent and as PV determination agent.

The Credit Agreement provides the terms and conditions that will govern bilateral hedge agreements entered into pursuant to the Credit Agreement between the Counterparty and any Bank or any designated affiliate of a Bank to hedge against basis risk or against any decrease in the price of oil or natural gas or to unwind another such hedge. The Credit Agreement does not obligate any Bank to enter into any hedge agreement.

The Credit Agreement will be governed by a comparison of the Counterparty’s exposure under such hedges to the present value of the projected revenues (each determined as set forth in the Credit Agreement) attributable to oil and gas reserves owned by the Counterparty and certain of its subsidiaries.

The Credit Agreement terminates on December 31, 2011. The Credit Agreement is guaranteed by Williams Production Company, LLC.

The Credit Agreement contains a number of restrictions on the business of WPC and the Counterparty, including restrictions on WPC’s and the Counterparty’s ability to grant liens on assets; merge, consolidate or sell assets; incur indebtedness; engage in transactions with related parties; and make distributions on equity interests. The Credit Agreement also contains affirmative covenants and events of default, including a cross acceleration to debt in a principal amount of $50 million or greater, and the occurrence of a change of control. Failure to comply with these covenants, or the occurrence of an event of default, could result in the termination of the hedges entered into pursuant to the Credit Agreement. In such event, the Counterparty would be obligated to make termination payments under such hedges if on an aggregate basis its positions are "out of the money" but it could be entitled to receive termination payments if on an aggregate basis its positions are "in the money."

The Credit Agreement is incorporated herein by reference to Exhibit 10.41 to the Annual Report on Form 10-K, and the description of the terms of the Credit Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

a) None.
b) None.
c) None.
d) Exhibits.

Exhibit 10.1 Credit Agreement, dated as of February 23, 2007, among Williams Production RMT Company, Williams Production Company, LLC, the banks from time to time parties thereto, Citibank, N.A., as administrative agent, Citigroup Energy Inc., as computation agent, and Calyon New York Branch, as collateral agent and as PV determination agent (incorporated herein by reference to Exhibit 10.41 to our Form 10-K for the fiscal year ended December 31, 2006).

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

March 1, 2007	By:	Brian K. Shore

Name: Brian K. Shore
Title: Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of February 23, 2007, among Williams Production RMT Company, Williams Production Company, LLC, the banks from time to time parties thereto, Citibank, N.A., as administrative agent, Citigroup Energy Inc., as computation agent, and Calyon New York Branch, as collateral agent and as PV determination agent (incorporated herein by reference to Exhibit 10.41 to our Form 10-K for the fiscal year ended December 31, 2006).